EXHIBIT 10.45

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT ("Amendment") to the standard office lease is made and entered into as of this 11th day of December 2001, by and between CLAYTON INVESTORS ASSOCIATES, LLC, a Delaware limited liability company, herein referred to as Landlord, and CEJKA & COMPANY, a Delaware corporation, herein referred to as Tenant.

         WHEREAS, Landlord and Tenant entered that certain office Lease dated October 1, 1998 (the "Lease") wherein Landlord leased to Tenant Suites 300, 400, 700 & 704, in the 222 Building located at 222 South Central Avenue, Clayton, Missouri; hereinafter referred to as the "Premises," and

         WHEREAS, Landlord and Tenant each agree to amend said Lease as herein provided;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

         1.       The Lease is hereby extended to expire November 30, 2008.

         2. Effective April 1, 2002, Suite 300 will be deleted from the Leased Premises and Tenant's pro rata share shall be reduced to 16.05%.

         3.       Effective April 1, 2002, the monthly rent as outlined in
                  Article 1.10 will be amended as follows:

                  April 1, 2002 - June 30, 2002:            $27,186.00 per month
                  July 1, 2002 - November 30, 2002:         $31,000.00 per month
                  December 1, 2002 - November 30, 2003:     $31,190.00 per month
                  December 1, 2003 - November 30, 2006:     $34,232.00 per month
                  December 1, 2006 - November 30, 2008:     $36,799.00 per month

         4. Provided Tenant is not in default of this Lease, Landlord agrees to invest an allowance of up to $50,000.00 toward the cost of improvements made within the Premises during the period from December 1, 2003 through March 31, 2004 after which time Landlord's obligations to fund such monies shall cease. All improvements must be performed by Landlord, include Landlord's fees for supervision and contingency and shall have Landlord's prior approval.

         5. The Name of the Broker representing the Landlord for this Amendment is Insignia/ESG, Inc. Tenant warrants that Tenant has not obligated the Landlord for any finders, brokers or other agent's fees in connection with this Amendment.

         6. Except as provided for herein, all other terms and conditions, covenants and agreements of said lease as amended shall continue to bind the parties and are hereby ratified and confirmed by the parties.

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         IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year set forth above.

Landlord:                              Tenant
CLAYTON INVESTORS ASSOCIATES, LLC      CEJKA & COMPANY

By: IJPCG, Inc.
        A Delaware corporation
        Its: Agent

By: /s/ Tom Molina                     By: /s/Carol D.Westfall
    ---------------------------            ----------------------------
Name: Tom Molina                           Name: Carol D. Westfall
      Title: Vice President                Title: Secretary